                                                                  Exhibit 10.16


                                NIHON ARIBA K.K.

                            STOCK PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 19, 2000

* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
1    Issuance and Sale of Common Stock.........................................1
     1.1      Closing..........................................................1

2    Representations and Warranties of the Company.............................1
     2.1      Organization.....................................................1
     2.2      Corporate Power..................................................2
     2.3      Capitalization...................................................2
     2.4      Authorization; Enforceability; Shares............................2
     2.5      Consents.........................................................2
     2.6      No Conflicts.....................................................3
     2.7      Contracts........................................................3
     2.8      Financial Statements.............................................3
     2.9      Liabilities......................................................3
     2.10     Litigation.......................................................3
     2.11     Commercial Registration..........................................4
     2.12     Compliance with Laws.............................................4
     2.13     Brokers or Finders...............................................4
     2.14     Affiliate Relationships..........................................4

3    Representations and Warranties of the Investors...........................4
     3.1      Organization.....................................................4
     3.2      Corporate Power..................................................4
     3.3      Authorization....................................................4
     3.4      Governmental Consents............................................4
     3.5      No Conflicts.....................................................4
     3.6      Litigation.......................................................5
     3.7      Investment Intent................................................5
     3.8      No Public Market.................................................5
     3.9      Brokers or Finders...............................................5
     3.10     Tax Advisors.....................................................5
     3.11     Access to Management.............................................5

4    Covenants Prior to the Closing Date.......................................5
     4.1      Commercially Reasonable Efforts..................................5
     4.2      Indemnification of Officers and Directors........................6

5    Conditions of the Investors' Obligations at Closing.......................6
     5.1      Representations and Warranties...................................6
     5.2      Covenants........................................................6
     5.3      Certificate......................................................6
     5.4      Securities Laws..................................................6
     5.5      Proceedings and Documents........................................6
     5.6      Authorizations...................................................6

* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

     5.7      Board of Directors...............................................6
     5.8      Transaction Agreements...........................................6
     5.9      Opinion of Counsel...............................................6
     5.10     No Injunctions or Regulatory Restraints..........................7

6    Conditions of the Company's Obligations at Closing........................7
     6.1      Representations and Warranties...................................7
     6.2      Covenants........................................................7
     6.3      Certificate......................................................7
     6.4      Permits..........................................................7
     6.5      Proceedings and Documents........................................7
     6.6      Payment of Purchase Price........................................7
     6.7      Transaction Agreements...........................................7
     6.8      No Injunctions or Regulatory Restraints..........................7
     6.8      Board of Directors...............................................7

7    Covenants of the Parties..................................................8
     7.1      Revenue Commitment...............................................8
     7.2      License of Software Products....................................11
     7.3      Confidentiality.................................................12
     7.4      Governmental Filings............................................13

8    Term and Termination.....................................................13
     8.1      Term............................................................13
     8.2      Termination.....................................................13

9    Miscellaneous............................................................14
     9.1      Governing Law; Dispute Resolution...............................14
     9.2      Notices and Other Communications................................14
     9.3      Language........................................................16
     9.4      Severability....................................................16
     9.5      References; Subject Headings....................................16
     9.6      Further Assurances..............................................16
     9.7      Expenses........................................................16
     9.8      No Waiver.......................................................16
     9.9      Entire Agreement; Amendments....................................16
     9.10     Assignment......................................................17
     9.11     No Agency.......................................................17
     9.12     No Beneficiaries................................................17
     9.13     Counterparts....................................................17

* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                          LIST OF EXHIBITS AND SCHEDULE

EXHIBITS

EXHIBIT 2.1     Articles of Incorporation
EXHIBIT 2.11    Commercial Register
EXHIBIT 5.8(a)  Shareholders Agreement
EXHIBIT 5.9     Opinion of Counsel for the Company

SCHEDULE OF EXCEPTIONS

* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                                NIHON ARIBA K.K.
                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of the 19th day of October, 2000 (the "EFFECTIVE DATE"), by and among Nihon Ariba K.K., a Japanese corporation (the "COMPANY"), SOFTBANK Corp., a Japanese corporation ("SOFTBANK PARENT") and SOFTBANK E-Commerce Corp., a Japanese corporation and direct wholly owned subsidiary of SOFTBANK Parent ("SOFTBANK" and together with SOFTBANK Parent, the "INVESTORS").

         THE PARTIES HEREBY AGREE AS FOLLOWS

         1. ISSUANCE AND SALE OF COMMON STOCK. Subject to the terms and conditions hereof, the Company will issue and sell to each of the Investors and each of the Investors will buy from the Company 1,900 shares of the Company's common stock (the "SHARES"), for an aggregate of 3,800 Shares.

                  1.1 CLOSING. The closing of the purchase and sale of the Shares hereunder (the "CLOSING") shall be held at the offices of Morrison & Foerster LLP, 1-1-3 Marunouchi, Chiyoda-ku, Tokyo 100-0005, Japan no later than December 31, 2000 or at such earlier time and place as shall be mutually agreed upon by the Company and the Investors (the date and time of the Closing is hereinafter referred to as the "CLOSING DATE"). At the Closing, the Investors shall purchase the Shares at US$10,526.31 per Share, for an aggregate purchase price of US$40,000,000, and the Company shall register the Investors as the owners of the Shares on the Company's shareholder register.

         2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to the Investors that, except as set forth on a schedule of exceptions (the "SCHEDULE OF
EXCEPTIONS") furnished to the Investors concurrently herewith:

                  2.1 ORGANIZATION. The Company was incorporated on December 28, 1999 as a Kabushiki Kaisha (a joint-stock company). The registered office of the Company is at Shinjuku Park Tower 7-1, Nishi-Shinjuku 3-chome, Shinjuku-ku, Tokyo. The Company has been duly incorporated and is a validly existing corporation under the laws of Japan and has full power and authority to carry on its business as contemplated in this Agreement, that certain License Agreement by and between the Company and Ariba, Inc. ("ARIBA") (the "LICENSE AGREEMENT") and that certain Shareholders Agreement by and among the Investors, Ariba and the Company (the "SHAREHOLDERS AGREEMENT" together with this Agreement, the License Agreement and any other agreement entered into which specifically states that it shall be treated as a Transaction Agreement, "TRANSACTION AGREEMENTS"). A true and correct copy of the Articles of Incorporation of the Company (the "ARTICLES") is attached hereto as EXHIBIT 2.1. In the event of any discrepancy between the provisions of this Agreement and the provisions of the Articles, the provisions of this Agreement shall prevail.

* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                  2.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority (a) to execute and deliver each Transaction Agreement to which the Company is a party, (b) to sell and issue the Shares hereunder, and (c) to carry out and perform its obligations under the terms of each Transaction Agreement to which it is a party.

                  2.3      CAPITALIZATION.

                           (a)      As of the Closing, the Company's
authorized capital stock will consist of 20,900 shares of Common Stock, no par value, of which 5,225 shares will be issued and outstanding. Ariba currently owns and will own, immediately prior to the Closing, all of the Company's issued and outstanding capital stock.

                           (b)      The Company plans to adopt a stock plan,
under which [*] shares of Common Stock will be reserved for the grant of options and/or stock purchase rights of employees, officers, directors and consultants of the Company. No options, warrants, stock purchase rights, shares or other securities have been issued under such plan.

                           (c)      Except as contemplated by the Transaction
Agreements, there are no options, warrants or commitments of any kind relating to the capital stock of the Company, including any preemptive or other rights to purchase its capital stock.

                  2.4 AUTHORIZATION; ENFORCEABILITY; SHARES. All corporate action on the part of the Company, its directors and shareholders that is necessary for the authorization, execution, delivery and performance of the Transaction Agreements by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations under each Transaction Agreement to which it is a party has been duly and validly taken or will be duly and validly taken prior to the Closing. This Agreement, when executed and delivered by the Investors, and each other Transaction Agreement to which the Company is a party, when executed and delivered at the Closing, shall constitute the legal and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; will have the voting powers, preferences, rights, qualifications, limitations and restrictions described in the Articles; and will be free of any liens, encumbrances, restrictions, claims or charges of any kind or nature; PROVIDED, HOWEVER, that the Shares may be subject to restrictions on transfer under applicable securities laws and pursuant to the Transaction Agreements.

                  2.5 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Agreements, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated by the Transaction Agreements, except the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale



* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

of the Shares under applicable securities laws, which filings and qualifications, if required, will be accomplished in a timely manner within the applicable periods therefore.

                  2.6 NO CONFLICTS. The Company's execution, delivery and performance of the Transaction Agreements will not (i) violate the Articles or any provision of applicable law, (ii) violate any applicable rule, regulation, judgment, order, writ, injunction or decree of any governmental body or court, (iii) have any effect on the compliance of the Company with any applicable licenses, permits or authorizations which would materially and adversely affect the Company, (iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with any term of, or affect the validity or enforceability of, any contract, agreement or other commitment to which the Company is a party and which would materially and adversely effect the Company, or (v) result in the creation of any lien upon any assets of the Company; provided, however, that regulatory approval may be required in connection with conducting the Company's business and the Company makes no representation with respect to any such approvals.

                  2.7 CONTRACTS. The Company has not entered into any contracts except for contracts entered into in the ordinary course of the Company's business and that are not material to the Company, individually or in the aggregate. Each of the Company's material contracts is valid and in full force and effect. The Company has duly performed its obligations under each of its contracts. No breach of or default under any contract by the Company has occurred, and no event has occurred which would (with the passage of time, the giving of notice or both) cause or give rise to such a breach or default by the Company. To the Company's knowledge, no breach of or default under any of the Company's contracts by any Person other than the Company has occurred, and no event which would (with the passage of time, the giving of notice or both) cause or give rise to such a breach or default by any such Person has occurred.

                  2.8 FINANCIAL STATEMENTS. The Company has delivered to the Investors its financial statements (balance sheet and income statement), for the fiscal period ending September 30, 2000 (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition, operating results and cash flows of the Company as of the dates and for the periods indicated therein, subject to normal year-end audit adjustments.

                  2.9 LIABILITIES. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2000 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under U.S. GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                  2.10 LITIGATION. There are no actions, proceedings or investigations before any court or governmental agency pending or, to the Company's knowledge, threatened in writing against the Company or its properties.

* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                  2.11 COMMERCIAL REGISTRATION. A certified copy of the commercial register of the Company (and a true and complete English translation thereof) is attached to this Agreement as EXHIBIT 2.11, and all information contained therein is current, complete and accurate.

                  2.12 COMPLIANCE WITH LAWS. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any applicable law with respect to the conduct of its business, except where such violation or lack of compliance would not have a material effect on the Company.

                  2.13 BROKERS OR FINDERS. The Investors have not and will not incur, directly or indirectly, as a result of any action taken by the Company, Ariba or their respective Affiliates, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

                  2.14 AFFILIATE RELATIONSHIPS. Except as expressly contemplated by the Transaction Agreements, SECTION 2.14 of the Schedule of Exceptions identifies all contracts between the Company, on the one hand, and Ariba, its Affiliates or any of their respective officers or directors, on the other hand.

         3.       REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

         Each of the Investors hereby represents and warrants jointly and severally that:

                  3.1 ORGANIZATION. The Investor has been duly incorporated, and is a validly existing corporation under the laws of Japan and has full power and authority to enter into and perform each Transaction Agreement to which it is a party.

                  3.2 CORPORATE POWER. The Investor has all requisite legal and corporate power (a) to execute and deliver each Transaction Agreement to which it is a party and (b) to carry out and perform its obligations under the terms of each such agreement.

                  3.3 AUTHORIZATION. The Investor has the full power and authority to execute, deliver and perform each Transaction Agreement to which it is a party and purchase and pay for the Shares. This Agreement, when executed and delivered by the Company, and each other Transaction Agreement to which the Investor is a party, when executed and delivered on or before the Closing, shall constitute the legal and binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief and other equitable remedies and limitations of public policy.

                  3.4 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Investor is required in connection with the valid execution and delivery of the Transaction Agreements or the consummation of any other transaction contemplated by the Transaction Agreements.

                  3.5 NO CONFLICTS. The Investor's execution, delivery and performance of this Agreement will not (i) violate the Articles of Incorporation of the Investor or any provision of

* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

applicable law, (ii) violate any applicable rule, regulation, judgment, order, writ, injunction or decree of any governmental body or court, (iii) have any effect on the compliance of the Investor with any applicable licenses, permits or authorizations which would materially and adversely affect the Investor, (iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with any term of, or affect the validity or enforceability of, any contract, agreement or other commitment to which the Investor is a party and which would materially and adversely effect the Investor, or (v) result in the creation of any lien upon any assets of the Investor.

                  3.6 LITIGATION. There are no actions, proceedings or investigations pending or, to the Investor's knowledge, threatened in writing against the Investor or its properties before any court or governmental agency.

                  3.7 INVESTMENT INTENT. The Investor is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

                  3.8 NO PUBLIC MARKET. The Investor understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

                  3.9 BROKERS OR FINDERS. The Company and Ariba have not and will not incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

                  3.10 TAX ADVISORS. The Investor has reviewed with its own tax advisors the tax consequences of the transactions contemplated by this Agreement. It relies solely on such advisors and not on any statements or representations of the Company or any of the Company's agents with respect to such tax consequences. It understands that it, and not the Company, shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

                  3.11 ACCESS TO MANAGEMENT. The Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had access to all other information about the Company it deemed necessary in connection with the purchase of the Shares. The Investor has also had the opportunity to ask questions of officers of the Company and understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

         4.       COVENANTS PRIOR TO THE CLOSING DATE.

                  4.1 COMMERCIALLY REASONABLE EFFORTS. The Company, Ariba and the Investors will use commercially reasonable efforts to effect the Closing as soon as possible but in no event later than December 31, 2000.

* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                  4.2 INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Company has established or shall establish policies providing customary indemnification protection for its directors and officers and shall provide the Investors with a reasonable opportunity to review and comment on such policies.

         5.       CONDITIONS OF THE INVESTORS' OBLIGATIONS AT CLOSING.

         The Investors' obligation to effect the Closing is, unless waived by each of the Investors in writing, subject to the fulfillment of the following conditions:

                  5.1      REPRESENTATIONS AND WARRANTIES. The
representations and warranties made by the Company in SECTION 2 shall be true and correct in all material respects as of the date hereof and as of Closing Date.

                  5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

                  5.3 CERTIFICATE. The Company shall have delivered to the Investors a certificate in form and substance satisfactory to the Investors, dated as of the Closing Date and signed by an executive officer of the Company, to the effect that the conditions set forth in SECTIONS 5.1 and
5.2 have been satisfied.

                  5.4 SECURITIES LAWS. The Company shall have filed a Securities Notice (YUKASHOKEN TSUCHISHO) with the Kanto Finance Bureau as required by the Securities and Exchange Law of Japan for the offer and sale of the Shares.

                  5.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings of the Company in connection with the transactions contemplated hereby and all documents and instruments incidental to such transactions shall be reasonably satisfactory in substance and form to the Investors.

                  5.6 AUTHORIZATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

                  5.7 BOARD OF DIRECTORS. [*] shall have been elected to the Board of Directors.

                  5.8 TRANSACTION AGREEMENTS. The Shareholders Agreement in the form attached hereto as EXHIBIT 5.8(a), and each other Transaction Agreement shall have been executed and delivered by each party thereto other than the Investors.

                  5.9 OPINION OF COUNSEL. The Investors shall have received from Asahi Law Offices, counsel for the Company, an opinion, dated as of the Closing, in substantially the form attached hereto as EXHIBIT 5.9.


* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                  5.10 NO INJUNCTIONS OR REGULATORY RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or governmental or regulatory authority or other legal or regulatory restraint or prohibition preventing the consummation of the Closing shall be in effect.

         6.       CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

         The Company's obligation to effect the Closing is, unless waived in writing by the Company, subject to the fulfillment of the following conditions:

                  6.1      REPRESENTATIONS AND WARRANTIES. The
representations made in SECTION 3 by each of the Investors shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

                  6.2 COVENANTS. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Investor on or prior to the Closing Date shall have been performed or complied with in all material respects.

                  6.3 CERTIFICATE. Each of the Investors shall have delivered to the Company a certificate in form and substance satisfactory to the Company, dated as of the Closing Date and signed by an executive officer of each of the Investors, to the effect that the conditions set forth in SECTIONS 6.1 and 6.2 have been satisfied.

                  6.4 PERMITS. All permits, authorizations, consents, licenses or approvals of all relevant governmental or regulatory authorities required for the execution and consummation by the Investors of the transactions contemplated by the Transaction Agreements shall have been duly obtained.

                  6.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings of each Investor in connection with the transactions contemplated hereby and all documents and instruments incidental to such transactions shall be reasonably satisfactory in substance and form to the Company.

                  6.6 PAYMENT OF PURCHASE PRICE. The Investors shall have delivered to the Company the purchase price for the Shares.

                  6.7 TRANSACTION AGREEMENTS. Each Transaction Agreement shall have been executed and delivered by each party thereto other than the Company and Ariba.

                  6.8 NO INJUNCTIONS OR REGULATORY RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or governmental or regulatory authority or other legal or regulatory restraint or prohibition preventing the consummation of the Closing shall be in effect.

                  6.9 BOARD OF DIRECTORS. [*] and [*] shall be available to serve on the Board of Directors if nominated by the Company.



* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

         7.       COVENANTS OF THE PARTIES.

                  7.1      REVENUE COMMITMENT.

                           (a)      REVENUE TARGETS. The Revenue Targets for
each Revenue Period are as follows:

         Revenue Period           Revenue Target                Revenue Date
         --------------           --------------                ------------
               1                       [*]                           [*]
               2                       [*]                           [*]
               3                       [*]                           [*]
               4                       [*]                           [*]
               5                       [*]                           [*]
               6                       [*]                           [*]
               7                       [*]                           [*]
               8                       [*]                           [*]

[*]

[*]



* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

    Revenue Period           Reduced Revenue Target       Shifted Amount       Revised Total
    --------------           ----------------------       --------------       -------------
           1                          [*]                       [*]                 [*]
           2                          [*]                       [*]                 [*]
           3                          [*]                       [*]                 [*]
           4                          [*]                       [*]                 [*]
           5                          [*]                       [*]                 [*]
           6                          [*]                       [*]                 [*]
           7                          [*]                       [*]                 [*]
           8                          [*]                       [*]                 [*]
           9                          [*]                       [*]                 [*]
          10                          [*]                       [*]                 [*]

                           (b)      NOTICE OF REVENUE. Within ten (10) days
after the end of each Revenue Period, the Company will provide each Investor with a report, prepared in accordance with the Company's records, summarizing in reasonable detail the Qualifying Revenues earned by the Company for such Revenue Period, with appropriate documentation reasonably requested by the Investors to verify the calculation of such Qualifying Revenues set out in the report (the "QUALIFYING REVENUE REPORT").

                           (c)      If a [*] exists for a Revenue Period,
then within ten (10) days after receiving the Qualifying Revenue Report, SOFTBANK shall cause the Company to receive an amount of [*] equal to the [*] (including such [*] as may be purchased by SOFTBANK or its Affiliate (as defined in the Shareholders Agreement) as well as by any [*]) to the extent permitted in the following sentence. [*]



* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                           (d)      NOTICE OF OBJECTION. After any payment or
purchase has been made in compliance with SECTION 7.1(c) for any Revenue Period and within sixty (60) days from the Revenue Date for such period (the "OBJECTION NOTICE PERIOD"), either Investor may give the Company written notice that such Investor or both Investors object to the calculation of Qualifying Revenues set forth in such Qualifying Revenue Report (the "OBJECTION NOTICE"). Upon receipt of any Objection Notice, the parties will use reasonable efforts to resolve any objections. If the parties are unable to resolve the dispute within twenty (20) days from the date of the Objection Notice, the parties will jointly select an accounting firm of international standing to resolve the dispute. If the parties are unable to agree on the choice of such an accounting firm, they will select an accounting firm of international standing by lot (other than any accounting firms for any of the parties) (the "ACCOUNTANT") which shall determine the Qualifying Revenue for the applicable Revenue Period. The Accountant shall deliver to each of the parties its determination within twenty (20) days after being selected, and the determination of the Accountant shall be binding upon the parties. The expenses of the Accountant shall be borne equally by the parties, provided that if the Investors' objection is resolved in the Investors' favor, the Company shall reimburse the Investor to the extent required so that the amount paid by the Investor pursuant to Section 7.1 less the amount of such reimbursement is in accordance with the resolution of the dispute.

                           (e)      The Company shall maintain complete and
accurate accounting records in accordance with sound accounting principles and will preserve such records for a period of at least two (2) years. The Investors may semi-annually, or at such additional time at the Investors' request, audit, or hire an independent auditor to audit, the operations, books and records of the Company required to be maintained pursuant to this Section.

                           (f)      As used herein, unless otherwise defined,
the following capitalized terms have the following respective meanings:

                                    (i)      [*]  Potential customers of the
Company (A) listed on a schedule approved by the Company and the Investors on or before the execution of this Agreement or (B) mutually agreed upon by the Company and the Investors as follows:

Prior to commencing substantial sales efforts with respect to any potential [*] (a "Target"), SOFTBANK shall notify the Company in writing identifying such Target, and provide Company with any such documentation relating to such Target as may be reasonably requested by Company. [*]

* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                                    (ii)     [*] A localized [*]
language version of Ariba Marketplace.

                                    (iii)    [*] The aggregate Revenue
received from and only from each [*] (A) for support for the first year for which support is rendered to such [*] (but no subsequent years) and (B) for product licensing (but not any revenue or other credit from consulting, maintenance, training, education or other professional services).

                                    (iv)     REVENUE: Revenue shall mean (i)
revenue that is recognized in accordance with Ariba's revenue recognition policies as then in effect, and (ii) cash payments received by the Company which are recognizable in accordance with U.S. GAAP and are not subject to any contingencies. For purposes of clause (ii) above, such payments shall be considered "Revenue" regardless of whether the Company actually recognizes such payments as revenue so long as the payments are recognizable as defined in clause (ii) above. Any amounts credited as "Revenue" pursuant to clause
(i) above for which cash is not collected ("Uncollectable Amount") by the end of the quarter immediately following the Revenue Period in which such "Revenue" is recognized (the "Next Revenue Period"), shall result in an increase in the Revenue Target (on a dollar for dollar basis) for the Revenue Period immediately following the Next Revenue Period equal to the Uncollectable Amount.

                                    (v)      REVENUE DATE: The last day of
each respective Revenue Period as set forth in SECTION 7.1(a).

                                    (vi)     REVENUE PERIOD: The three month
periods set forth in SECTION 7.1(a), to which the Revenue Target apply and any subsequent three month periods as necessary for any Shifted Amount.

                                    (vii)    REVENUE TARGET: The targeted
level of Qualifying Revenue for each Revenue Period as set forth in SECTION 7.1(a), as adjusted pursuant to SECTION 7.1(a).

                                    (viii)   [*] shall mean, for any Revenue
Period, the amount, if any, by which the Qualifying Revenue is [*] than the Revenue Target, provided that such [*] shall be [*] on a dollar-for-dollar basis by an amount equal to the amount, if any, by which the aggregate amount of Qualifying Revenue for all prior Revenue Periods, including the aggregate amount of Qualifying Revenues that the Company receives for prior Revenue Periods pursuant to Section 7.1(c), exceeds the sum of the Revenue Targets for all prior Revenue Periods.

                                    (ix)     U.S. GAAP: Generally accepted
accounting principles of the United States of America.

                  7.2 LICENSE OF SOFTWARE PRODUCTS. The Company and [*] shall negotiate in good faith toward [*] license of Software Products (as defined in the License Agreement) on terms and conditions acceptable to the parties, resulting in Qualifying Revenues no less than [*]. The terms of the license shall require payment in full by [*], with the specific payment schedule to be set forth in the agreement.

* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

The parties shall use all diligent efforts to execute and deliver an agreement by [*].

                  7.3      CONFIDENTIALITY.

                           (a)      The Investors recognize that, in
connection with the performance of this Agreement, the Company may disclose Confidential Information (as defined below) to the Investors. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means (i) proprietary information (whether owned by the Company or a third party to whom the Company owes a non-disclosure obligation) regarding the Company's business or (ii) information which is marked as confidential at the time of disclosure to the Investors, or if in oral form, is identified as confidential at the time of oral disclosure. Confidential Information shall not include information which: (A) was known to the Investors at the time of the disclosure by the Company; (B) has become publicly known through no wrongful act of the Investors; (C) has rightfully been received by the Investors from a third party without an obligation of confidentiality; or (D) has been independently developed by the Investors. Each of the Investors agrees (x) not to use any such Confidential Information for any purpose other than in the performance of its obligations under this Agreement and (y) not to disclose any such Confidential Information, except (1) to its employees who are reasonably required to have the Confidential Information in connection herewith or with any of the other Transaction Agreements, (2) to its agents, representatives, lawyers and other advisers that have a need to know such Confidential Information or (3) pursuant to, and to the extent of, a request or order by a court or other governmental authority; PROVIDED that such parties undertake in writing (or are otherwise bound by rules of professional conduct) to keep such information strictly confidential. Each of the Investors agrees to take all reasonable measures to protect the secrecy and confidentiality of, and avoid disclosure or unauthorized use of, the Company's Confidential Information.

                           (b)      Each of the Investors acknowledges and
agrees that (i) its obligations under this SECTION 7.3 are necessary and reasonable to protect the Company and its business, (ii) any violation of these provisions could cause irreparable injury to the Company for which money damages would be inadequate, and (iii) as a result, the Company shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this SECTION 7.3 without the necessity of proving actual damages. Each of the Investors agrees that the remedies set forth in this
SECTION 7.3 are in addition to and in no way preclude any other remedies or actions that may be available to the Company at law or under this Agreement.

                           (c)      Each of the Investors agrees that the
terms and conditions of this Agreement and the Transaction Agreements shall be treated as Confidential Information and that no reference thereto shall be made without the prior written consent of the Company (which consent shall not be unreasonably withheld) except (a) as required by applicable law including, without limitation, by the U.S. Securities and Exchange Commission and Japanese governmental authorities and relevant stock exchanges or markets, (b) to its accountants, banks, financing sources, lawyers and other professional advisors, PROVIDED that such parties undertake in writing (or are otherwise bound by rules of professional conduct) to keep such information strictly confidential, (c) in connection with the enforcement of this Agreement, (d) in connection with a merger, acquisition or similar transaction or (e) pursuant to joint press releases mutually agreed to by the parties to be prepared in good faith.



* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                  7.4      GOVERNMENTAL FILINGS.

                  If any Japanese withholding taxes are imposed on dividends payable to the Investors by the Company, the Company shall withhold such amounts, pay the same to the Japanese tax authority, and promptly furnish the Investors with appropriate documentation of the amounts so withheld as soon as practicable. The Company shall cooperate with the Investors to make and necessary filings to utilize the lowest withholding rate available under any treaty between Japan and the United States.

         8.       TERM AND TERMINATION.

                  8.1 TERM. This Agreement shall be effective as of the Effective Date and shall continue in effect until and unless terminated pursuant to SECTION 8.2.

                  8.2 TERMINATION. This Agreement may be terminated as follows:

                           (a)      Upon the parties' mutual written
agreement.

                           (b)      If any of the Company, Ariba or either
Investor fails to perform, in any material respect, any of its material obligations hereunder or under any of the other Transaction Agreements, and if such default continues for a period of thirty (30) days after the date the defaulting party first receives written notice of such default from either Investor (if Ariba or the Company is the defaulting party) or Ariba or the Company (if either of the Investors is the defaulting party), then either Investor (if Ariba or the Company is the defaulting party) or the Company (if either of the Investors is the defaulting party) shall have the right to terminate this Agreement effective immediately upon written notice to the defaulting party at any time after such thirty (30)-day period.

                           (c)      The Investors shall have the right to
terminate this Agreement, effective immediately upon written notice to Ariba and the Company, in the event that either Ariba or the Company has elected to terminate [*] in accordance with its terms.

                           (d)      Notwithstanding the foregoing, the right
of the Investors to terminate this Agreement pursuant to Section 8.2(b), as a result of a default of the Company, or pursuant to Section 8.2(c), as a result of a termination of [*] by the Company, shall exist only if [*] and only if no [*] (as defined in the Shareholders Agreement) is in effect.

                           (e)      Any of the Company, SOFTBANK or SOFTBANK
Parent shall have the right to terminate this Agreement, effective immediately upon written notice to the other party, if the Closing has not occurred on or before December 31, 2000.

                           (f)      Any of the Company or the Investors shall
have the right to terminate this Agreement, effective immediately upon written notice to the other party, in the event that the Company (where an Investor is the party giving notice) or an Investor (where the Company is the party giving notice) is dissolved, liquidated or declared bankrupt or a filing for



* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

voluntary or involuntary bankruptcy, civil rehabilitation or for the application of other similar insolvency or rehabilitation procedures is made by such party.

                           (g)      Notwithstanding the foregoing, SECTION
7.3 and ARTICLE 9 (except for SECTION 9.6, which shall not survive termination) shall survive a termination of the Agreement. Termination of this Agreement for any reason shall not release any party from any liability or obligation which has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination.

         9.       MISCELLANEOUS.

                  9.1 GOVERNING LAW; DISPUTE RESOLUTION. The validity, construction and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the state of California. All disputes between the parties arising out of or relating to this Agreement shall be settled by the parties amicably through good faith discussions upon the written request of any party. In the event that any such dispute cannot be resolved thereby within a period of sixty (60) days after such notice has been given, such dispute shall be finally settled by arbitration in San Francisco, California, using the English language in accordance with the Rules of Arbitration of the American Arbitration Association then in effect, by one or more arbitrators appointed by the chief judge of the superior court of San Francisco. The arbitrator(s) shall have the authority to grant specific performance and to allocate between the parties the costs of arbitration in such equitable manner as the arbitrator(s) may determine. The prevailing party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses incurred in connection therewith. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, each party shall have the right to institute a legal action in a court of proper jurisdiction for injunctive relief and/or a decree for specific performance pending final settlement by arbitration.

                  9.2 NOTICES AND OTHER COMMUNICATIONS. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and in English and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) by delivery by confirmed facsimile or (iii) three (3) business days after being provided to an internationally recognized courier service with an expected delivery of no more than three (3) business days, in each case to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties:

                           (a)      If to SOFTBANK Parent

                                    [*]



* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                                    [*]


                                    with a copy to:

                                    [*]





                           (b)      If to SOFTBANK

                                    [*]





                                    with a copy to:

                                    [*]





                           (c)      If to the Company

                                    [*]





                                    with a copy to:

                                    [*]






* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                                    [*]


                  9.3 LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

                  9.4 SEVERABILITY. If any provision in this Agreement shall be found or be held to be invalid or unenforceable (including, without limitation, as a result of objections by the Japanese Fair Trade Commission) then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any party. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the parties' intent in entering into this Agreement.

                  9.5 REFERENCES; SUBJECT HEADINGS. Unless otherwise indicated, references to Sections and Exhibits herein are to Sections of and Exhibits to, this Agreement. The subject headings of the Sections of this Agreement are included for the purpose of convenience of reference only, and shall not affect the construction or interpretation of any of its provisions.

                  9.6 FURTHER ASSURANCES. The parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

                  9.7 EXPENSES. Each of the parties will bear its own costs and expenses, including, without limitation, fees and expenses of legal counsel, accountants, brokers, consultants and other representatives used or hired in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. All such expenses incurred by the Company shall be borne by the Company to the maximum extent permitted by applicable law including, without limitation, expenses relating to the formation of the Company, any transfer taxes for transfer of the Company stock to the parties, registration charges, taxes, fees and expenses relating to required governmental or regulatory approvals, notary fees and legal fees and expenses.

                  9.8 NO WAIVER. No waiver of any term or condition of this Agreement shall be valid or binding on a party unless the same shall have been set forth in a written document, specifically referring to this Agreement and duly signed by the waiving party. The failure of a party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by one or both of the other parties of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a party to enforce each and every such provision thereafter.

                  9.9 ENTIRE AGREEMENT; AMENDMENTS. The terms and conditions contained in this Agreement (including the Schedules and Exhibits hereto), the other Transaction Agreements and the Ariba Non-Disclosure Agreement dated October 19, 2000 by and between Ariba and the



* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

Investors constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties with respect to the subject matter hereof. No agreement or understanding amending this Agreement shall be binding upon any party unless set forth in a written document which expressly refers to this Agreement and which is signed and delivered by duly authorized representatives of each party.

                  9.10 ASSIGNMENT. No party shall assign this Agreement or any rights or obligations hereunder without the other parties' prior written consent, except that (i) the Company may assign this Agreement to a Person into which it has merged or which has otherwise succeeded to all or substantially all of the Company's business or assets and (ii) the Investors may assign this Agreement to a Person that is a wholly owned subsidiary of SOFTBANK Parent or a Person who has succeeded to all or substantially all of SOFTBANK Parent's business or assets. All assignees under this SECTION 9.10 must assume in writing or by operation of law, the assigning party's obligations under this Agreement, PROVIDED, HOWEVER, that the assigning party shall remain liable for the assignee's performance of its obligations hereunder. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective permitted successors and assigns.

                  9.11     NO AGENCY. The parties are independent
contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute any party the agent of any other party for any purpose or in any sense whatsoever.

                  9.12 NO BENEFICIARIES. Nothing herein express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties and their affiliates who hold securities (and, in the case of the Investors, any affiliates of SOFTBANK Parent), any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

                  9.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  COMPANY:

                                  NIHON ARIBA K.K.



                                  By:   /s/ KEITH J. KRACH
                                      ------------------------------------------
                                  Title:   Chairman & CEO
                                         ---------------------------------------



                                  INVESTORS:

                                  SOFTBANK E-COMMERCE CORP.



                                  By:   /s/ KEN MIYAUCHI
                                      ------------------------------------------
                                  Title:
                                         ---------------------------------------



                                  SOFTBANK CORP.



                                  By:   /s/ MASAYOSHI SON
                                      ------------------------------------------
                                  Title:
                                         ---------------------------------------

* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                                   EXHIBIT 2.1

                            Articles of Incorporation


* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                                  EXHIBIT 2.11

                               Commercial Register

* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                                 EXHIBIT 5.8(a)

                             Shareholders Agreement


* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                                   EXHIBIT 5.9

                       Opinion of Counsel for the Company



* Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.